As filed with the Securities and Exchange Commission on April 30, 2007

                                                      1940 Act File No. 811-6073

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO. 21 [X]

                            CASH MANAGEMENT PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       345 Park Avenue, New York, NY 10154
                    (Address of Principal Executive Offices)

                                 (212) 454-7190
                         (Registrant's Telephone Number)

                                  John Millette
                             Two International Place
                                Boston, MA 02110
                     (Name and Address of Agent for Service)

                                    Copy to:
                             Burton M. Leibert, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099

                                Explanatory Note

This Amendment to the Registration Statement of Cash Management Portfolio ("Portfolio") on Form N-1A (the "Registration Statement") has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, "tax treatment" is the purported or claimed Federal income tax treatment of a transaction and "tax structure" is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

                            Cash Management Portfolio

                                     PART A

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.           Investment Objectives, Principal Investment Strategies, and Related Risks and Disclosure of
-------           -------------------------------------------------------------------------------------------
                  Portfolio Holdings
                  ------------------

                  The Portfolio seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

                  While we give priority to earning income and  maintaining  the value of the  Portfolio's  principal  at $1.00 per share,  all
                  money   market   instruments,    including   U.S.   government
                  obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

                  Additional  information  about the investment  policies of the
                  Portfolio  appears in Part B of this  Registration  Statement.
                  There can be no assurance that the investment objective of the
                  Portfolio  will be achieved.  The  Portfolio  incorporates  by reference information  concerning its investment objective and policies and risk factors  associated with  investments in the
                  Portfolio, as well as a statement regarding portfolio holdings disclosure,  from  the  sections  entitled  "The  Fund's  Main
                  Investment  Strategy,"  "The Main  Risks of  Investing  in the
                  Fund,"  "Organizational  Structure" and "For More Information"
                  in  the  prospectus  of  DWS   Institutional   Funds  --  Cash
                  Management  Fund  Institutional  filed with the  Commission in
                  Post-Effective  Amendment No. 69 on April 30, 2007 (File Nos.
                  33-34079 and 811-06071)  (the "Feeder Fund") (the "Feeder Fund
                  Prospectus").

Item 5.           Management, Organization, and Capital Structure
-------           -----------------------------------------------

                  The Portfolio incorporates by reference information concerning the management of the Portfolio and legal proceedings from the sections entitled "How Much Investors Pay," "Who Manages and
                  Oversees the Fund," and "Legal Proceedings" in the Feeder Fund
                  Prospectus.

                  The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the
                  Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value ("NAV"). Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

                  Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

                  Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances
                  (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in


                                       2

                  connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors.
                  Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

                  The Portfolio incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "How the Fund Calculates Share Price," "Understanding
                  Distributions and Taxes," and "Buying and Selling Fund Shares" in the Feeder Fund Prospectus.

                  Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation
                  Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

                  The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

                  Under the  anticipated  method of operation of the  Portfolio, the Portfolio will not be subject to any income tax.  However, each  investor in the  Portfolio  will be taxable on its share
                  (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's  ordinary income and capital
                  gain  in   determining   its   income   tax   liability.   The
                  determination  of such share will be made in  accordance  with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

Item 6.           Shareholder Information
-------           -----------------------

                  The Portfolio incorporates by reference information concerning the calculation of net asset value and valuation of the Portfolio's assets from sections entitled "How the Fund
                  Calculates Share Price" and "Buying and Selling Fund Shares" in the Feeder Fund Prospectus.

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
                  See "Explanatory Note" above.

                  An investment in the Portfolio may be made without a sales load. All investments are made at the NAV next determined if an order is received by the Portfolio by the designated cutoff time for each


                                       3

                  accredited investor. The NAV of the Portfolio is determined on
                  each  Portfolio   Business  Day.   Securities  are  valued  at
                  amortized  cost,  which the  Trustees  of the  Portfolio  have determined  in  good  faith  constitutes  fair  value  for the purposes of complying with the 1940 Act. This valuation method will  continue  to be used until such time as the  Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

                  There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

                  An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio
                  Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

                  The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                  The Portfolio and DWS Scudder Distributors, Inc. ("DWS-SDI") reserve the right to cease accepting investments at any time or to reject any investment order.

                  The  placement  agent  for  the  Portfolio  is  DWS-SDI.   The
                  principal  business  address of DWS-SDI and its  affiliates is
                  222 South Riverside Plaza, Chicago, IL 60606. DWS-SDI receives no additional  compensation for serving as the placement agent for the Portfolio.

                  Registrant incorporates by reference information concerning short-term and excessive trading from the section entitled
                  "Important Information About Buying and Selling Shares" in the
                  Feeder Fund prospectus.

                  Registrant  incorporates by reference  information  concerning
                  dividends,   distributions   and  tax  consequences  from  the
                  sections  entitled  "Dividends  and  Distributions"  and  "Tax
                  Considerations" in the Feeder Fund prospectus.

Item 7.           Distribution Arrangements
-------           -------------------------

                  Registrant  incorporates by reference  information  concerning
                  its   Master-Feeder   structure  from  the  section   entitled
                  "Organizational Structure" in the Feeder Fund prospectus.

                            Cash Management Portfolio

                                     PART B

Item 9.           Cover Page and Table of Contents
-------           --------------------------------

                  The Prospectus of the Cash Management Portfolio (the "Portfolio") dated May 1, 2007, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at 1-800-730-1313.

                  TABLE OF CONTENTS
                  -----------------

                  FUND HISTORY
                  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS MANAGEMENT OF THE FUND
                  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES INVESTMENT ADVISORY AND OTHER SERVICES
                  PORTFOLIO MANAGERS
                  BROKERAGE ALLOCATION AND OTHER PRACTICES
                  CAPITAL STOCK AND OTHER SECURITIES
                  PURCHASE, REDEMPTION AND PRICING OF SHARES
                  TAXATION OF THE FUND
                  UNDERWRITERS
                  FINANCIAL STATEMENTS

Item 10.          Fund History
--------          ------------

                  The Portfolio was organized as a trust under the laws of the State of New York on March 26, 1990.

Item 11.          Description of the Fund and its Investment Risks
--------          ------------------------------------------------

                  The Portfolio is a no-load, diversified, open-end management investment company. The Portfolio incorporates by reference information concerning the investment policies and limitations of the Portfolio, as well as a description of the policies and procedures regarding portfolio holdings disclosure, from the sections entitled "Investment Objective, Policies and Restrictions," and "Disclosure of Portfolio Holdings" in the Statement of Additional Information for DWS Institutional
                  Funds -- Cash Management Fund Institutional filed with the Commission in Post-Effective Amendment No. 69 on April 30, 2007 (File Nos. 33-34079 and 811-06071) (the "Feeder Fund")
                  (the "Feeder Fund SAI").

Item 12.          Management of the Fund
--------          ----------------------

                  The Portfolio incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

Item 13.          Control Persons and Principal Holders of Securities
--------          ---------------------------------------------------

                  As of April 12, 2007, Money Market ProFund, a series of ProFunds, Cash Management Fund Investment, a series of DWS Advisor Funds, Cash Management Fund Institutional, a series of DWS Institutional Funds, Cash Reserves Fund Institutional, a series of DWS Institutional Funds, and Money Market Fund Investment, a series of DWS Advisor Funds, owned approximately 7.14%, 1.18%,

                  24.29%, 63.15% and 4.24%, respectively, of the value of the outstanding interests in the Portfolio. Because Cash Reserves Fund Institutional owns more than 25% of the outstanding interests in the Portfolio, they each could be deemed to control the Portfolio, which means that they may take actions without the approval of other investors in the Portfolio.

                  Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 14.          Investment Advisory and Other Services
--------          --------------------------------------

                  The Portfolio incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

Item 15.          Portfolio Managers
--------          ------------------

                  Not applicable.

Item 16.          Brokerage Allocation and Other Practices
--------          ----------------------------------------

                  The Portfolio incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Investment Objective, Policies, and Restrictions -- Portfolio Transactions" in the Feeder Fund SAI.

Item 17.          Capital Stock and Other Securities
--------          ----------------------------------

                  Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

                  Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

                  The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Portfolio), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to their respective percentages of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

                  The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor's incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

                  The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                  The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 18.          Purchase, Redemption, and Pricing of Shares
--------          -------------------------------------------

                  Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See Item 6 "Shareholder Information" in Part A of this Registration Statement.

                  The Portfolio incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in the Feeder Fund SAI.

Item 19.          Taxation of the Fund
--------          --------------------

                  The Portfolio incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxes" in the Feeder Fund SAI.

                  It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

                  There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Item 20.          Underwriters
--------          ------------

                  The placement agent for the Portfolio is DWS-SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.          Calculation of Performance Data
--------          -------------------------------

                  Not applicable.

Item 22.          Financial Statements
--------          --------------------

                  The Portfolio's financial statements are hereby incorporated by reference from the Annual Report for DWS Institutional
                  Funds -- Cash Management Fund Institutional, dated December 31, 2006 (File Nos. 33-34079 and 811-06071).

                            Cash Management Portfolio

                            PART C. OTHER INFORMATION

Responses to Items 23(e), (i), and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23.          Exhibits
--------          --------

(a)               (1) Amended and Restated Declaration of Trust dated April 1, 1990. (2)
                  (2) Amendment of Amended and Restated Declaration of Trust dated November 30, 1990. (3)
                  (3) Certificate of Amendment dated May 16, 2003. (5)
                  (4) Certificate of Amendment dated February 6, 2006. (7)

(b)               By-Laws dated March 26, 1990. (2)

(c)               Not applicable.

(d)               (1)  Amended  and  Restated  Investment  Management  Agreement between the  Registrant and Deutsche
                  Asset  Management,  Inc. dated June 1, 2006 is filed  herein.
                  (2) Amended and Restated Investment  Management  Agreement  between the  Registrant and Deutsche
                  Investment  Management  Americas Inc.  dated June 1, 2006, and as revised January 1, 2007, is filed herein.

(f)               Not applicable.

(g)               Custodian Agreement between Registrant and State Street Bank and Trust Company dated April 1,
                  2003. (4)

(h)               (1) Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. dated
                  August 19, 2002. (4)
                  (2) Sub-Administration  Agreement between the Registrant and State Street Bank and Trust Company
                  dated April 1, 2003. (5)
                  (3) Letters of Indemnity to the Scudder Funds and  Independent Directors/Trustees dated October 8,
                  2004.(6)
                  (4) Administrative  Services  Agreement between the Registrant and Deutsche  Investment  Management
                  Americas Inc.  dated June 1, 2006 is filed herein.
                  (5)  Transfer  Agency  and  Service   Agreement   between  the Registrant and DWS Scudder  Investment
                  Service  Company dated June 1, 2006 is filed herein.

(l)               Investment representation letters of initial investors. (1)

(m) Not applicable.

(n) Not applicable.

                                       8

(o) Not applicable.

(p)      (1) Portfolio, Investment Advisor and Underwriter Codes of Ethics. (4)
         (2) Code of Ethics for  Deutsche  Asset  Management,  Inc.  --
             U.S., dated January 1, 2006 is filed herein.
--------------------

(1)               Previously filed on July 20, 1990.
(2)               Incorporated by reference to Registrant's Amendment No. 9 on Form N-1A filed April 24, 1996.
(3)               Incorporated by reference to Registrant's Amendment No. 13 on Form N-1A filed April 30, 1999.
(4)               Incorporated by reference to Registrant's Amendment No. 17 on Form N-1A filed April 30, 2003.
(5)               Incorporated by reference to Registrant's Amendment No. 18 on Form N-1A filed April 29, 2004.
(6)               Incorporated by reference to Registrant's Amendment No. 19 on Form N-1A filed April 29, 2005.
(7)               Incorporated by reference to Registrant's Amendment No. 20 on Form N-1A filed April 28, 2006.

Item 24.          Persons Controlled by or under Common Control with the Fund
--------          -----------------------------------------------------------

                  None

Item 25.          Indemnification
--------          ---------------

                  Under Article XI, Section 2 of the Trust's Declaration of Trust, any past or present Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise hereinafter referred to as a "Covered Person") is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or otherwise involved by reason of his being or having been a Covered Person. This provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person has not acted in good faith in the reasonable belief that his actions were in or not opposed to the best interests of the Trust. Moreover, this provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person would otherwise be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties. Expenses may be paid by the Trust in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by such Covered Person to repay such expenses to the Trust in the event that it is ultimately determined that indemnification of such expenses is not authorized under the Declaration of Trust and either (i) the Covered Person provides security for such undertaking, (ii) the Trust is insured against losses from such advances or (iii) the disinterested Trustees or independent legal counsel determines, in the manner specified in the Declaration of Trust, that there is reason to believe the Covered Person will be found to be entitled to indemnification.

                  Insofar as indemnification for liability arising under the 1933 Act may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                  Deutsche Asset Management, Inc. and Investment Company Capital Corp. (hereafter, "DeAM"), the investment advisor, have agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DeAM has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DeAM and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DeAM and the Registrant, then DeAM shall pay the entire amount of such loss, damage, liability or expense.

                  In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DeAM has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, "Covered Matters"), including without limitation:

                  1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

                  2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

                  3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute  about,  any  insurance  claim  under,  or  actual  or purported rescission or termination of, any policy of insurance arranged by DeAM (or by a representative of DeAM acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeAM, any of its corporate affiliates, or any of their directors, officers or employees;

                  4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DeAM or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DeAM will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DeAM and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

                  5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DeAM prevails on the merits of any such dispute in a final, nonappealable court order.

                  DeAM is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee
                  (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DeAM has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DeAM.


Item 26.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.


                (1)                                     (2)                                          (3)
        DWS Scudder
        Distributors, Inc.
        Name and Principal                 Positions and Offices with                           Positions and
        Business  Address                  DWS Scudder Distributors, Inc.                       Offices with Registrant
        -----------------                  ------------------------------                       -----------------------

         Philipp Hensler                   Director, Chairman of the Board and CEO               None
         345 Park Avenue
         New York, NY 10154

         Michael Colon                     Director and Chief Operating Officer                  None
         345 Park Avenue
         New York, NY 10154

         Thomas Winnick                    Director and President                                None
         345 Park Avenue
         New York, NY 10154

                                       11

                (1)                                     (2)                                          (3)
        DWS Scudder
        Distributors, Inc.
        Name and Principal                 Positions and Offices with                           Positions and
        Business  Address                  DWS Scudder Distributors, Inc.                       Offices with Registrant
        -----------------                  ------------------------------                       -----------------------

         Cliff Goldstein                   Chief Financial Officer and Treasurer                None
         60 Wall Street
         New York, NY 10005

         Robert Froehlich                  Vice President                                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Paul Schubert                     Vice President                                       Chief Financial Officer and
         345 Park Avenue                                                                        Treasurer
         New York, NY 10154

         Mark Perrelli                     Vice President                                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Donna White                       Chief Compliance Officer                             None
         345 Park Avenue
         New York, NY 10154

         Jason Vazquez                     Vice President and AML Compliance                    Anti-Money Laundering
         345 Park Avenue                   Officer                                              Compliance Officer
         New York, NY 10154

         Caroline Pearson                  Secretary                                            Assistant Secretary
         Two International Place
         Boston, MA 02110

         Philip J. Collora                 Assistant Secretary                                  None
         222 South Riverside Plaza
         Chicago, IL 60606

         Anjie LaRocca                     Assistant Secretary                                  None
         345 Park Avenue
         New York, NY 10154


         (c)      Not applicable

Item 28.          Location of Accounts and Records
--------          --------------------------------

Cash Management Portfolio:                             Deutsche Asset Management
(Registrant)                                           345 Park Avenue
                                                       New York, NY 10154

Deutsche Investment Management Americas Inc.:          345 Park Avenue
(Investment Advisor)                                   New York, NY 10154

Deutsche Investment Management Americas Inc.:          345 Park Avenue
(Administrator)                                        New York, NY 10154

DWS Scudder Distributors Inc.:                         222 South Riverside Plaza
(Placement Agent)                                      Chicago, IL 60606

State Street Bank and Trust Company:                   225 Franklin Street
(Custodian, Sub-Adminstrator/Accounting Agent)         Boston, MA 02110

DWS Scudder Investments Service Company:               222 South Riverside Plaza
(Transfer Agent)                                       Chicago, IL 60606

DWS Scudder Fund Accounting Corporation:               345 Park Avenue
(Fund Accounting Agent)                                New York, NY 10154

DST Systems, Inc.:                                     127 West 10th Street
(Sub-Transfer Agent)                                   Kansas City, MO 64105

Item 29.          Management Services
--------          -------------------

                  Not applicable.

Item 30.          Undertakings
--------          ------------

                  Not applicable.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Investment Company Act of 1940, CASH MANAGEMENT PORTFOLIO has duly caused this Amendment No. 21 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 23rd day of April 2007.

                                  CASH MANAGEMENT PORTFOLIO

                                   By:  /s/Michael Clark
                                        ------------------------
                                        Michael Clark
                                        President

                            Cash Management Portfolio

                                  Exhibit Index

                                     (d)(1)
                                     (d)(2)
                                     (h)(4)
                                     (h)(5)
                                     (p)(2)